EXHIBIT 8
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CRAIG AND MACAULEY                                      FEDERAL RESERVE PLAZA
   PROFESSIONAL  CORPORATION                              600 ATLANTIC AVENUE
COUNSELLORS AT LAW                                           BOSTON, MA 02210
                                                   TELEPHONE:  (617) 367-9500
                                                  TELECOPIER:  (617) 742-1788

                                               March 25, 1998

GBT Bancorp
2 Harbor Loop
Gloucester, MA  01930

Gentlemen:

      We have acted as special tax counsel to GBT Bancorp ("Holding Company") in connection with a Registration Statement on Form S-4EF currently being filed with the Securities and Exchange Commission by the Holding Company relating to the proposed acquisition ("Acquisition") of Gloucester Bank & Trust Company by the Holding Company.

      We refer to the combined Proxy Statement and Prospectus included in the Registration Statement and the caption "Reorganization Plan-Acquisition-Federal Tax Consequences" therein. The description of certain federal income tax consequences of the Acquisition as set forth under such caption states our opinion as to certain federal income tax consequences of the Acquisition and other federal income tax matters, as described in such caption and subject to the conditions and qualifications therein set forth.

      We hereby consent to the use of our name, to the references to our firm, to the filing with you of this letter, and to the use of our tax opinion stated under the caption referred to above.

      In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    CRAIG AND MACAULEY
                                         PROFESSIONAL CORPORATION

                                    By: /s/ DAVID F. HANNON
                                        ----------------------------------
                                            David F. Hannon, Treasurer


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